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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of Earliest Event Reported): December 31, 2004

                             BLUE RIDGE ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                      0-277443               61-1306702
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification Number)


                         10777 WESTHEIMER RD., SUITE 170
                                HOUSTON, TX 77042
               (Address of principal executive offices) (Zip Code)

                                 (832) 358-3900
              (Registrant's telephone number, including area code)

                                (Not Applicable)
           (Former Name or Former Address if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 31, 2004, Blue Ridge Energy, Inc. ("Registrant") completed an offering ("Offering") of 12,500,000 units ("Units") outside the United States to eligible sophisticated investors pursuant to Regulation S for a purchase price of $.20 per Unit. The total offering proceeds were $2,500,000. Registrant is issuing 1,250,000 shares of its Common Stock to a finder as a fee for services in connection with this Offering.

Each Unit consists of one share of Common Stock, one non-transferable warrant to purchase one share of Common Stock for a purchase price of $.50 per share ("Initial Warrant") and one non-transferable "piggyback" warrant to purchase an additional share of Common Stock for $1.00 per share exercisable only if the related Initial Warrant has been fully exercised ("Piggyback Warrant").

The proceeds of the Offering, as well as the proceeds of the sale of Common Stock upon exercise of the Warrants, will be used for working capital and general corporate purposes, including the generation of prospects and purchase of leases.

The form of Initial Warrant, the form of Piggyback Warrant and a Press Release issued by Registrant with respect to the Offering are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

         10.1     Form of Initial Warrant
         10.2     Form of Piggy-Back Warrant
         10.3     Press Release Dated January 6, 2005



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 6, 2005                     BLUE RIDGE ENERGY, INC.

                                          By: Norman G. Haisler
                                              -------------------------------
                                          Title: Sr. Vice President - Finance